                                                                    Exhibit 12.1


                        BAY APARTMENT COMMUNITIES, INC.
   RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS




                                 Year            Year             Year                                           Year
                                 Ended           Ended            Ended          March 17-     January 1-        Ended
                              December 31,    December 31,     December 31,    December 31,     March 16,     December 31,
                                 1997            1996             1995             1994          1994            1993
                              ------------    ------------     ------------    ------------    ----------    ------------
Net Operating Income            $38,941         $19,626          $11,460         $ 7,486         $ (716)       $  (447)

(Less) Nonrecurring
Item:
  Gain on sale                  $     0         $     0          $(2,412)        $     0         $    0        $     0


Plus Extraordinary Item:
  Unamortized loan fee
    write-off                   $     0         $   511          $     0         $     0         $    0        $     0


Plus Fixed Charges:
  Interest expense              $14,113         $14,276          $11,472         $ 4,782         $2,358        $10,932
  Interest capitalized            6,985           2,567            3,641           2,096              0              0
  Debt cost amortization            505             667            1,278             241             80            218
  Preferred dividend              7,480           4,264              917               0              0              0
                                 ------          ------           ------          ------          -----         ------
    Total fixed charges(1)      $29,083         $21,774          $17,308         $ 7,119         $2,438        $11,150

Less:
  Interest capitalized          $ 6,985         $ 2,567          $ 3,641         $ 2,096         $    0        $     0
  Preferred dividend              7,480           4,264              917               0              0              0

Adjusted earnings(2)            $53,559         $35,080          $21,798         $12,509         $1,722        $10,703
                                 ------          ------           ------          ------          -----         ------
Ratio (2 divided by 1)             1.84            1.61             1.26            1.76           0.71           0.96
                                 ------          ------           ------          ------          -----         ------

                        BAY APARTMENT COMMUNITIES, INC.
                      RATIOS OF EARNINGS TO FIXED CHARGES




                                 Year            Year            Year                                            Year
                                 Ended           Ended           Ended          March 17-      January 1-        Ended
                              December 31,    December 31,    December 31,    December 31,      March 16,     December 31,
                                 1997            1996            1995             1994           1994            1993
                              ------------    ------------    ------------    ------------     ----------    ------------
Net Operating Income            $38,941         $19,626          $11,460         $ 7,486         $ (716)       $  (447)

(Less) Nonrecurring
Item:
  Gain on sale                  $     0         $     0          $(2,412)        $     0         $    0        $     0

Plus Extraordinary Item:
  Unamortized loan fee
    write-off                   $     0         $   511          $     0         $     0         $    0        $     0


Plus Fixed Charges:
  Interest expense              $14,113         $14,276          $11,472         $ 4,782         $2,358        $10,932
  Interest capitalized            6,985           2,567            3,641           2,096              0              0
  Debt cost amortization            505             667            1,278             241             80            218
                                 ------          ------           ------          ------          -----         ------
    Total fixed charges(1)      $21,603         $17,510          $16,391         $ 7,119         $2,438        $11,150

Less:
  Interest capitalized          $ 6,985         $ 2,567          $ 3,641         $ 2,096         $    0        $     0

Adjusted earnings(2)            $53,559         $35,080          $21,798         $12,509         $1,722        $10,703
                                 ------          ------           ------          ------          -----         ------
Ratio (2 divided by 1)             2.48            2.00             1.33            1.76           0.71           0.96
                                 ------          ------           ------          ------          -----         ------